Exhibit 10.1

AMENDMENT NO. 4

This Amendment No. 4 (this “Amendment”) is executed as of August 19, 2015, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and RETAILMENOT, INC., a Delaware corporation (formerly known as Whaleshark Media, Inc., which name change is evidenced by the Second Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of Whaleshark Media, Inc., dated March 8, 2013, and as certified by the Delaware Secretary of State on March 8, 2013) (“Tenant”), for the purpose of amending the Lease Agreement between Landlord and Tenant dated May 24, 2011 (the “Original Lease”). The Original Lease, as amended by the Confirmation of Commencement Date dated September 21, 2011, Amendment No. 1 dated November 14, 2011 (“Amendment No. 1”), Confirmation of Effective Date dated September 13, 2012, Amendment No. 2 dated November 9, 2012 (“Amendment No. 2”), Amendment No. 3 dated January 1, 2013, Confirmation of Effective Date dated March 29, 2013, Confirmation of Suite 600 Effective Date dated October 3, 2013, Confirmation of Suite 400 Effective Date dated February 21, 2014, and Confirmation of Suite 500 Effective Date dated April 11, 2014, is referred to herein as the “Lease”. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Lease.

RECITALS:

Pursuant to the terms of the Lease, Tenant is currently leasing Suites 700, 825, 850, 600, 400 and 500, consisting of 95,537 rentable square feet of space in the aggregate (the “Existing Premises”), in the Building located at 301 Congress Avenue, Austin, TX 78701, and commonly known as 301 Congress. Tenant desires to (a) extend the Term for a period to be determined below, and (b) lease Suite 800 in the Building containing approximately 4,518 rentable square feet (the “Suite 800 Premises”) (as depicted on Exhibit A hereto), and Landlord has agreed to (i) such extension and (ii) lease such space to Tenant on the terms and conditions contained herein.

AGREEMENTS:

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

1. Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m., Austin, Texas, time, on the Expiration Date (defined below), rather than July 31, 2020, on the terms and conditions of the Lease, as modified hereby. Except as expressly provided in this Amendment, Tenant shall have no further rights to extend or renew the Term. As used herein, the “Expiration Date” shall mean the last day of the 96th full calendar month following the Suite 800 Effective Date, subject to adjustment and earlier termination as provided in the Lease.

2. Suite 800 Premises; Tenant’s Proportionate Share; Acceptance. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Suite 800 Premises on the terms and conditions of the Lease, as modified hereby. From and after the Suite 800 Effective Date (defined below), the term “Premises” shall refer collectively to the Existing Premises and the Suite 800 Premises, and Tenant’s Proportionate Share shall be increased to 23.92%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (100,055) by the number of rentable square feet in the Building (418,338). Tenant accepts the Suite 800 Premises in their “AS-IS” condition and Landlord shall not be required to perform any demolition work or tenant finish-work therein or to provide any allowances therefor, except as expressly set forth in Section 9 below. Landlord and Tenant stipulate that the number of rentable square feet in the Existing Premises, the Suite 800 Premises and the Building are correct. Additionally, for the avoidance of doubt, following the Suite 800 Effective Date, the “Premises” shall contain the full floors with respect to the fourth, fifth, sixth, seventh and eighth floors of the Building.

3. Term.

(a) Term for Suite 800 Premises. The Term for the Suite 800 Premises shall begin on the Suite 800 Effective Date and shall expire on the Expiration Date (as defined in Section 1 above), unless sooner terminated as provided in the Lease. As used herein, the “Suite 800 Effective Date” means the earlier of (1) the date on which Tenant occupies at least 25% of the Suite 800 Premises and begins conducting business therein, or (2) 120 days following the date on which Landlord tenders the Suite 800 Premises to Tenant in their “AS-IS” condition (provided that for purposes of this clause (2) Landlord shall not be deemed to have tendered the Suite 800 Premises to Tenant in their “AS-IS” condition prior to the Estimated Suite 800 Delivery Date [defined below]). The parties anticipate that the Suite 800 Premises shall be tendered to Tenant in their “AS-IS” condition on October 1, 2015 (the “Estimated Suite 800 Delivery Date”).

(b) Confirmation of Suite 800 Effective Date. Prior to occupying the Suite 800 Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming (1) the Suite 800 Effective Date, (2) the Expiration Date, (3) that Tenant has accepted the Suite 800 Premises, and (4) that Landlord has performed all of its obligations with respect to the Suite 800 Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Suite 800 Effective Date or otherwise invalidate the Lease or this Amendment. Tenant shall have early access to the Suite 800 Premises as provided in Section 4 below.

(c) Tender of Possession. For the avoidance of doubt, any reference in this Amendment to Landlord’s tendering possession of the Suite 800 Premises in their “AS-IS” condition shall be deemed to be satisfied if Landlord delivers written notice to Tenant that the Suite 800 Premises are in Landlord’s possession and are available for the commencement of the Work, subject to the satisfaction of the requirements of Section 9 and Exhibit B attached hereto (it being understood that if a prior tenant of any portion of such space left personal property therein, the responsibility and expense of removing such personal property, as between Landlord and Tenant, shall be borne by Landlord).

4. Early Entry by Tenant. Tenant may enter the Suite 800 Premises up to 15 days before the Work therein is Substantially Completed with Landlord’s prior consent (which shall not be unreasonably withheld) to install furniture and phone and data cabling, provided that (a) Landlord is given prior written notice of any such entry, (b) such entry shall be coordinated with Landlord and shall not interfere with the Work, and (c) Tenant shall deliver to Landlord evidence that the insurance required under Section 11 of the Lease has been obtained with respect to the Suite 800 Premises. Any such entry shall be on the terms of the Lease, but no Basic Rent or Additional Rent shall accrue during the period that Tenant so enters the Suite 800 Premises prior to Substantial Completion of the Work therein. Tenant shall conduct its activities therein so as not to interfere with the Work, and shall do so at its risk and expense. If, in Landlord’s reasonable judgment, Tenant’s activities therein interfere with the Work, Landlord may terminate Tenant’s right to enter the Suite 800 Premises before Substantial Completion of the Work therein. In order to permit Tenant to plan for its early entry into the Suite 800 Premises as described above, Landlord shall provide Tenant with notice of the day that Landlord believes is 30 days prior to the date upon which Substantial Completion will occur.

5. Basic Rent.

(a) Basic Rent for Suite 800 Premises. The monthly installments of Basic Rent under the Lease for the Suite 800 Premises shall be the following amounts for the following periods of time, beginning on the Suite 800 Effective Date:

Third Expansion Lease Months	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Suite 800 Premises
1 – 12	$28.50	$10.730.25
13 – 24	$29.50	$11,106.75
25 – 36	$30.50	$11,483.25
37 – 48	$31.50	$11,859.75
49 – 60	$32.50	$12,236.25
61 – 72	$33.50	$12,612.75
73 – 84	$34.50	$12,989.25
85 – 96	$35.50	$13,365.75

As used herein, the term “Third Expansion Lease Month” means each calendar month during the Term from and after the Suite 800 Effective Date (and if the Suite 800 Effective Date does not occur on the first day of a calendar month, the period from the Suite 800 Effective Date to the first day of the next calendar month shall be included in the first Third Expansion Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

(b) Basic Rent for Existing Premises. From and after August 1, 2020, the monthly installments of Basic Rent under the Lease for the Existing Premises shall be calculated in the same manner as monthly installments of Basic Rent under the Lease for the Suite 800 Premises (both with respect to the rate per rentable square foot and the time periods and increases with respect thereto). For example, if August 1, 2020 corresponds with the first day of Third Expansion Lease Month 44, then Basic Rent for the Existing Premises shall be $31.50 per rentable square foot in the Existing Premises (at an annual rate) from August 1, 2020 through December 31, 2020, and on January 1, 2021 (i.e., the first day of Third Expansion Lease Month 49), such rate would increase to $32.50 per rentable square foot in the Existing Premises (at an annual rate).

(c) 12-Month Extension if Suite 900 Premises Expansion Option Not Exercised. If, for any reason, the expansion option with respect to the Suite 900 Premises (defined below) described in Section 12 below is not timely exercised, the Term of the Lease with respect to the entire Premises (i.e., the Existing Premises and the Suite 800 Premises) shall be extended by an additional 12 months, such that the “Expiration Date” as defined in Section 1 shall instead mean “the last day of the 108th full calendar month following the Suite 800 Effective Date, subject to adjustment and earlier termination as provided in the Lease”, and Basic Rent for such 12-month period shall be payable as follows:

Third Expansion Lease Months	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Installments of Basic Rent for the Entire Premises
97 – 108	$36.50	$304,333.96

6. Termination of Certain Expansion Rights. Except as expressly provided in Sections 11 and 12 of this Amendment, Tenant shall have no option to lease additional space in the Building or any rights of first offer, rights of first opportunity or rights of first refusal with respect to space in the Building; accordingly any provision of the Lease granting Tenant any option to lease additional space in the Building or any rights of first offer, rights of first opportunity or rights of first refusal with respect to space in the Building are hereby deleted in their entirety.

7. Landlord’s Failure to Deliver the Suite 800 Premises. If Landlord is unable to timely tender possession of the Suite 800 Premises, (a) the validity of this Amendment shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Suite 800 Premises when Landlord tenders possession thereof to Tenant; however, with respect to the delivery of the Suite 800 Premises, Tenant shall not be required to accept, and Landlord shall not be required to deliver, less than the entire Suite 800 Premises, and the delivery of possession of less than the entire Suite 800 Premises shall not satisfy Landlord’s delivery obligations under this Amendment unless otherwise agreed in writing by Tenant. Notwithstanding the foregoing, if Landlord does not tender possession of the Suite 800 Premises to Tenant in their “AS-IS” condition by the Liquidated Damages Date (defined below), Tenant may offset from its Basic Rent obligations first accruing following the Suite 800 Effective Date, liquidated damages equal to one day of Basic Rent and Additional Rent first payable with respect to the Suite 800 Premises by Tenant under this Amendment for each day after the applicable Liquidated Damages Date and ending on the earlier of (1) the Treble Liquidated Damages Date (defined below), or (2) the day Landlord tenders possession of the Suite 800 Premises in their “AS-IS” condition. If Landlord does not tender possession of the Suite 800 Premises to Tenant in their “AS-IS” condition by the Treble Liquidated Damages Date, Tenant may offset from its Basic Rent obligations first accruing following the applicable Treble Liquidated Damages Date, liquidated damages equal to three days of Basic Rent and Additional Rent first payable with respect to the Suite 800 Premises by Tenant under this Amendment for each day thereafter and ending on the day Landlord tenders possession of the Suite 800 Premises in their “AS-IS” condition. The offset and abatement rights afforded to Tenant under this Section 7 shall be Tenant’s sole remedies for Landlord’s failure to timely tender possession of the Suite 800 Premises to Tenant. As used herein, “Liquidated Damages Date” means 30 days after the Estimated Suite 800 Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days (as defined in Amendment No. 2), and “Treble Liquidated Damages Date” means 90 days after the Estimated Suite 800 Delivery Date, plus the number of Tenant Delay Days and the number of Force Majeure Delay Days.

8. Security Deposit. Contemporaneously with the execution hereof, Tenant shall deliver to Landlord $133,855.57 to be held as part of the Security Deposit under the Lease. For the avoidance of doubt, from and after the execution hereof, the total Security Deposit required under the Lease shall be $345,189.75.

9. Tenant Finish-Work. Landlord shall construct tenant improvements in the Suite 800 Premises in accordance with Exhibit B hereto.

10. Parking. From and after the Suite 800 Effective Date, and provided no Event of Default has occurred and is continuing, Tenant’s parking rights with respect to the Suite 800 Premises shall be governed solely by Exhibit D hereto. For the avoidance of doubt, with respect to the Existing Premises, Tenant’s parking rights shall continue to be governed by Exhibit E of Amendment No. 2.

11. Right of First Offer. In addition to the right of first offer described in Exhibit F of Amendment No. 2, which Tenant shall continue to have (notwithstanding Section 6 above), from and after the date hereof, Tenant shall be granted the right of first offer contained in Exhibit E hereto, provided that, from and after the date hereof, and with respect to the tenth and eleventh floors of the Building, the right of first offer described in Exhibit E hereto shall be primary to the right of first offer described in Exhibit F of Amendment No. 2, and while the right of first offer contained in Exhibit E hereto is effective, the right of first offer described in Exhibit F of Amendment No. 2 shall not apply to the tenth or eleventh floors of the Building. For example, if 12,000 rentable square feet of space become available on the tenth floor of the Building while both rights of first offer remain effective, Landlord’s obligation to offer such space shall be pursuant to the right of first offer contained in Exhibit E hereto, and not pursuant to the right of first offer described in Exhibit F of Amendment No. 2. Should Tenant lease any portion of the Offer Space (defined in Exhibit E hereto) located on the eleventh floor of the Building, Tenant may, by delivering written notice to Landlord, request that Landlord, at Tenant’s sole cost and expense, cause the elevator bank serving the Building’s fourth through tenth floors to additionally serve the eleventh floor (and all permits and work associated with the same shall be referred to herein as the “Eleventh Floor Elevator Work”). Should Tenant deliver such written request, Landlord shall, within a reasonable time period, competitively bid the Eleventh Floor Elevator Work to three contractors approved by Landlord in its reasonable discretion, and upon receipt of such bids shall provide the same to Tenant, whereupon Tenant shall be permitted to decide whether to proceed with the Eleventh Floor Work. Should Tenant elect to proceed with the Eleventh Floor Elevator Work (which election shall be made in writing to Landlord), Landlord (a) shall within a reasonable time period after receipt of such election, apply for all applicable permits and approvals with respect to the Eleventh Floor Elevator Work, and (b) upon receipt of the required permits and approvals referenced in clause (a) and selection of a contractor as referenced in the previous sentence, shall cause the Eleventh Floor Elevator Work to be performed within a commercially reasonable period of time. Tenant shall reimburse Landlord for all costs associated with the Eleventh Floor Elevator Work within 30 days following Landlord’s delivery of written request therefor (and for the avoidance of doubt, Landlord shall be entitled to request multiple draws). Following the expiration or earlier termination of the Lease, Tenant shall not be required to restore the Eleventh Floor Elevator Work. The entire Eleventh Floor Elevator Work shall be performed at Tenant’s sole cost and expense.

12. Expansion Option. Tenant, at Tenant’s option, may lease all (but not less than all) of the space in the Building designated on Exhibit G (the “Suite 900 Premises”), by delivering to Landlord, on or before July 1, 2016, written notice of Tenant’s election to include such space in the Premises (“Tenant’s Expansion Notice”). Notwithstanding the foregoing, Tenant may extend the deadline for delivering Tenant’s Expansion Notice such that Tenant’s Expansion Notice is due on or before October 1, 2016 by delivering to Landlord, on or prior to July 1, 2016, (a) written notice to Landlord electing to extend such deadline, and (b) a one-time fee equal to $75,000 as consideration for such extension. If Tenant timely delivers Tenant’s Expansion Notice to Landlord, Landlord and Tenant shall execute an amendment to the Lease within ten days following Tenant’s Expansion Notice, which amendment shall be on the same terms as the Lease (as amended by this Amendment) except as follows:

(1) the Premises shall be increased by the number of rentable square feet in the Suite 900 Premises;

(2) Tenant’s Proportionate Share shall be redefined to account for the addition of the Suite 900 Premises;

(3) the monthly Basic Rent applicable to the Suite 900 Premises shall be $30.00 per rentable square foot in the Suite 900 Premises initially, with $1.00 per rentable square foot annual increases;

(4) the lease term for the Suite 900 Premises shall be the remaining Term under the Lease (as extended by this Amendment);

(5) the lease amendment adding the Suite 900 Premises to the Premises shall include a work letter substantially similar to the work letter attached as Exhibit B to this Amendment, and Tenant shall commence paying Rent with respect to the Suite 900 Premises on the earliest of (A) the date on which Tenant occupies at least 25% of the Suite 900 Premises and begins conducting business therein, or (B) 120 days following the day on which Landlord tenders the Suite 900 Premises to Tenant in their “AS-IS” condition (provided that for purposes of this clause (B) Landlord shall not be deemed to have tendered the Suite 900 Premises to Tenant in their “AS-IS” condition prior to the Estimated Suite 900 Delivery Date [defined below]). The parties anticipate that the Suite 900 Premises shall be tendered to Tenant in their “AS-IS” condition on March 1, 2017 (the “Estimated Suite 900 Delivery Date”);

(6) prior to occupying the Suite 900 Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto (as applicable for the Suite 900 Premises);

(7) for the avoidance of doubt, any reference in such amendment to Landlord’s tendering possession of the Suite 900 Premises in their “AS-IS” condition shall be deemed to be satisfied if Landlord delivers written notice to Tenant that the Suite 900 Premises are in Landlord’s possession and are available for the commencement of the improvement work therein, subject to the satisfaction of the tenant improvement requirements of such amendment (it being understood that if a prior tenant of any portion of such space left personal property therein, the responsibility and expense of removing such personal property, as between Landlord and Tenant, shall be borne by Landlord);

(8) Tenant shall be permitted an early entry right with respect to the Suite 900 Premises on the same terms and conditions (as applicable to the Suite 900 Premises) as Section 4 of this Amendment;

(9) Tenant shall receive liquidated damages for Landlord’s failure to timely deliver the Suite 900 Premises upon the same terms and conditions (as applicable to the Suite 900 Premises) as Section 7 of this Amendment; provided, however, that in addition to any liquidated damages payable with respect to the Suite 900 Premises based upon the same terms and conditions as described in such Section 7, if Landlord does not tender possession of the Suite 900 Premises to Tenant in their “AS-IS” condition by September 1, 2017, Landlord shall, on or prior to October 1, 2017, pay to Tenant as additional liquidated damages a one-time payment of $375,000;

(10) Tenant shall lease the Suite 900 Premises in their “AS-IS” condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) other than the construction allowance described in the following clause;

(11) Landlord shall provide to Tenant a construction allowance equal to $37.50 per rentable square foot in the Suite 900 Premises, and the work letter for the build-out in the Suite 900 Premises shall be on the same terms and conditions (as applicable to the Suite 900 Premises) as Exhibit B of this Amendment; provided, however, that Tenant shall be permitted to use up to $20,000 of the construction allowance applicable to the Suite 900 Premises on a study to determine the feasibility of creating a direct access point connecting the fifth floor of the Existing Premises with the “P6” level of the Parking Area;

(12) Tenant shall be provided additional parking access cards at the same ratio and on the same terms and conditions as Exhibit D of this Amendment (excluding the second and third paragraphs of such Exhibit, which, for the avoidance of doubt, shall continue to apply, but in connection with the Suite 900 Premises, no additional reserved parking access cards or “after hours” parking access cards will be provided beyond those granted in the connection with the Suite 800 Premises pursuant to this Amendment);

(13) from and after the effective date with respect to the Suite 900 Premises, Tenant’s right to renew the Term as set forth on Exhibit D of Amendment No. 2 (as amended by this Amendment) shall include the Suite 900 Premises; and

(14) open/exposed ceilings in the Suite 900 Premises (upon final completion of the tenant improvement work with respect to same) shall not be required to be removed from the Premises or restored pursuant to Section 21 of the Original Lease.

If Tenant fails or is unable to timely exercise its right pursuant to this Section 12 with respect to the Suite 900 Premises, then such right shall lapse, time being of the essence with respect to the exercise thereof, and thereafter Landlord may lease all or a portion of the Suite 900 Premises to third parties on such terms as Landlord may elect. Unless otherwise agreed in writing between Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Section 12, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

Tenant’s rights under this Section 12 shall terminate, at Landlord’s option, if (A) an Event of Default (i.e., a default beyond the applicable notice and cure periods as provided in Section 17 of the Original Lease) exists as of the date of Tenant’s exercise of its rights under this Section 12 or as of the effective date of the addition of the Suite 900 Premises to the Premises, (B) the Lease or Tenant’s right to possession of any of the Premises is terminated, (C) Tenant assigns its interest in the Lease or sublets any portion of the Premises, (D) Tenant ceases to lease from Landlord and to occupy at least three full floors in the Building, or (E) Tenant fails to timely exercise its option under this Section 12, time being of the essence with respect to Tenant’s exercise thereof.

13. Renewal Option. From and after the Suite 800 Effective Date, Tenant’s right to renew the Term as set forth on Exhibit D of Amendment No. 2 shall include the Suite 800 Premises, provided that the phrase in the first paragraph thereof that states “not earlier than January 31, 2019 or later than July 31, 2019” shall be amended to state “no earlier than 21 months or later than 15 months before the expiration of the Term”, and for the avoidance of doubt, the reference to the expiration of the Term in such amended language shall refer to the Expiration Date.

14. Option Fee. In consideration for Landlord’s agreement to grant the expansion option described in Section 12 above, Tenant shall pay to Landlord, within 30 days following the date of this Amendment, a one-time fee equal to $375,000 (the “Option Fee”).

15. Tenant’s Cancellation Right. Except as expressly provided in Sections 14 (Condemnation) or 15 (Fire or Other Casualty) of the Original Lease, Tenant shall have no further cancellation rights under the Lease.

16. Confidentiality. Tenant acknowledges the terms and conditions of the Lease (as amended hereby) are to remain confidential on the same terms and conditions of Section 15 of Amendment No. 1.

17. Condition of Premises. Tenant hereby accepts the Premises in their “AS-IS” condition, and Landlord shall have no obligation for any construction or finish-out allowance or providing to Tenant any other tenant inducement, except as provided in Section 9 and Exhibit B hereto.

18. Stairwell Upgrades. Subject to Landlord’s approval of plans and specifications as more particularly described in Section 8.1 of the Original Lease, and to the extent permitted by Law, Tenant shall have the right to repaint and clean the portions of the Building fire stairs connecting floors comprising portions of the Premises.

19. Surrender of Premises. Notwithstanding anything to the contrary contained in the Lease, Landlord agrees that Tenant shall not be required to remove the following improvements (as they exist as of the date of this Amendment) or restore the same pursuant to Section 21 of the Original Lease:

(a) Improvements to the balcony on the Brazos side of the Building and directly adjacent to the Suite 400 Premises (as defined in Amendment No. 2);

(b) Improvements to the restrooms in the Suite 600 Premises (as defined in Amendment No. 2); and

(c) Open/exposed ceilings in the Existing Premises and (upon final completion of the Work) the Suite 800 Premises.

20. Storage Space.

(a) Lease of Storage Premises. Subject to the terms of the Lease (except as provided below), Landlord leases to Tenant and Tenant accepts the space containing approximately 256 square feet, as shown on Exhibit F attached hereto, on level B4 of the Parking Area (the “Storage Premises”) for the current Term, as extended by this Amendment (the “Storage Term”). Notwithstanding anything to the contrary contained herein, if the Lease or Tenant’s right to possession of the Premises terminates prior to the Expiration Date, as same may be extended herein, the Storage Term shall expire on such earlier termination date.

(b) Use of Storage Premises. The Storage Premises shall be used by Tenant for the storage of equipment, inventory or other non-perishable items and for no other purpose whatsoever. Tenant agrees to keep the Storage Premises in a neat and orderly fashion and keep all stored items in cartons, file cabinets, other suitable containers, or otherwise organized in a neat and orderly fashion. All items stored in the Storage Premises shall be at least 18 inches below the bottom of all sprinklers located in the ceiling of the Storage Premises, if any. Tenant shall not store anything in the Storage Premises which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord’s insurance rates, or cause a cancellation or modification of Landlord’s insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance or any perishable food or beverage products, except with Landlord’s prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Premises from time to time. Upon expiration or earlier termination of Tenant’s rights to the Storage Premises, Tenant shall completely vacate and surrender the Storage Premises to Landlord in the condition in which it was delivered to Tenant, reasonable wear and tear excepted, broom-clean and empty of all personalty and other items placed therein by or on behalf of Tenant.

(c) Storage Premises Rent. Tenant shall initially pay monthly rent for the Storage Premises (“Storage Premises Rent”) in the amount of $350 per month (which monthly amount shall increase by 3% on the first day of May of each calendar year during the Storage Term), such rent to be payable in advance on or before the first day of each month of the Storage Term. Any partial month shall be appropriately prorated. All Storage Premises Rent shall be deemed Rent and shall be payable in the same manner Basic Rent is payable under the Lease.

(d) Terms Applied to Storage Premises. All terms and provisions of the Lease shall be applicable to the Storage Premises, including Section 11 of the Original lease (Insurance; Waivers; Subrogation; Indemnity), except Landlord need not supply water, janitorial service, cleaning, window washing or any other services (other than electricity for Building-standard overhead lights) to the Storage Premises and Tenant shall not be entitled to any work allowances, rent credits or abatements, expansion rights or renewal rights with respect to the Storage Premises unless such concessions or rights are specifically provided for herein with respect to the Storage Premises. Landlord shall not be liable for any theft or damage to any items or materials stored in the Storage Premises, it being understood Tenant is using the Storage Premises at its own risk. The Storage Premises shall not be included in the determination of Tenant’s Proportionate Share nor shall Tenant be required to pay Operating Costs, Taxes or Electrical Costs in connection with the Storage Premises.

(e) Condition of Storage Premises. Tenant agrees to accept the Storage Premises in their condition and “as built” configuration existing on the earlier of the date Tenant takes possession of the Storage Premises or the effective date of this Amendment.

(f) No Assignment. If Tenant assigns the Lease or sublets all or any part of the Premises (other than in connection with a Permitted Transfer, as defined in Section 10.8 of the Original Lease), Landlord, at its option, may terminate Tenant’s rights to the Storage Premises effective as of 30 days after notice to Tenant. Additionally, notwithstanding anything set forth in Section 10 of the Original Lease to the contrary, Tenant shall not without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion, assign, sublease, transfer or encumber the Storage Premises or grant any license, concession or other right of occupancy or permit the use of the Storage Premises by any party other than Tenant.

(g) Substitution Space. Landlord may, from time to time and at Landlord’s expense, relocate the Storage Premises within the Project to space which is comparable in size and utility to the Storage Premises. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket expenses for moving Tenant’s furniture, equipment, and supplies from the Storage Premises to the relocation space. Upon such relocation, the relocation space shall be deemed to be the Storage Premises and the terms of this Section 20 shall remain in full force and shall apply to the relocation space.

(h) Existing Storage Lease. Any existing lease that is currently in effect between Tenant and Landlord or an agent of Landlord with respect to the Storage Premises shall be deemed to have expired as of the day immediately prior to the date hereof, and from and after the date hereof, Tenant’s right to occupy the Storage Premises shall be granted pursuant to this Amendment.

21. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than AQUILA Commercial, LLC and HPI Corporate Services, LLC, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through or under the indemnifying party.

22. No Construction Contract. Landlord and Tenant acknowledge and agree that this Amendment, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

23. Prohibited Persons and Transactions. Tenant acknowledges that the representations and warranties made in Section 20 of Amendment No. 1 remain valid and are remade as of the date of this Amendment.

24. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except (1) as expressly provided for in this Amendment, and (2) for a portion of the Refurbishment Allowance (as defined in Amendment No. 2), of which $154,930.00 remains available to Tenant subject to the terms of Section 9 of Amendment No. 2, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

25. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

26. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties hereto may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

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Executed as of the date first written above.

LANDLORD:	NOP 301 CONGRESS LP, a Texas limited partnership

	By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner

		By:	National Office Partners LLC, a California limited liability company, its sole member

			By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

				By:	/s/ Joseph A. Corrente
				Name:	Joseph A. Corrente
				Title:	Executive Vice President

TENANT:	RETAILMENOT, INC., a Delaware corporation

	By:	/s/ Cotter Cunningham
	Name:	Cotter Cunningham
	Title:	President and Chief Executive Officer

EXHIBIT A

DEPICTION OF SUITE 800 PREMISES

SUITE 800 PREMISES

NORTH

CWP

COMMON WEALTH PARTNERS

MANAGEMENT SERVICES, LP

301 CONGRESS

FLOOR 08

A-1

EXHIBIT B

TENANT FINISH-WORK: ALLOWANCE

(Landlord Performs the Work)

1. Acceptance of Suite 800 Premises. Except as set forth in this Exhibit, Tenant shall accept the Suite 800 Premises in their “AS-IS” condition on the date that the Suite 800 Premises are delivered to Tenant.

2. Space Plans.

(a) Preparation and Delivery. On or before November 1, 2015 (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by STG Design, Inc. or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Suite 800 Premises (the “Space Plans”).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Landlord shall be deemed to have approved the Space Plans in question. If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).

3. Working Drawings.

(a) Preparation and Delivery. On or before the tenth day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Suite 800 Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day.

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten business days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten business days (or, in the case of resubmitted working drawings, within five business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question. If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 20th business day after the delivery of the initial draft thereof to Landlord, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of the Space Plans and the working drawings described in Section 3(a) above shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not (A) adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), or (B) affect (in the sole discretion of Landlord) (i) the exterior appearance of the Building, (ii) the appearance of the Building’s common areas or elevator lobby areas or (iii) the provision of services to other occupants of the Building, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in the Suite 800 Premises in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.

4. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord in its reasonable discretion (which shall include Balfour Beatty). Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within six business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such six business day period, Tenant shall be deemed to have approved the bids. Within six business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Suite 800 Construction Allowance, failing which, each day after such three business day period shall constitute a Tenant Delay Day. After Tenant has approved the bids, Landlord and Tenant shall mutually agree (each acting reasonably and in good faith) on one of the three contractors’ bids and Landlord shall enter into a firm fixed price contract with that party within three business days following the parties’ selection, and that contractor shall commence work within five business days following the execution of that agreement and issuance of a permit from the City of Austin.

5. Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay any applicable effective date, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed in electronic CADD format, which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6. Definitions. As used herein, the terms “Tenant Delay Day”, “Substantial Completion”, “Substantially Completed” (and any derivations thereof), and “Total Construction Costs” shall have the meanings assigned to them in the Original Lease, although all will be deemed to apply to the Suite 800 Premises, as applicable; and further provided that “Total Construction Costs” hereunder shall include the Construction Management Fee and Tenant’s separate construction management fees payable to a third party.

7. Walk-Through; Punchlist. When Landlord considers the Work in the Suite 800 Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Suite 800 Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. In no case, other than as may be caused by Force Majeure Delay Days or Tenant Delay Days, shall Landlord take longer than 60 days after agreement thereon to accomplish items on the punchlist.

8. Existing Premises Rent Obligations. Tenant’s obligation to pay Rent under the Lease with respect to the Existing Premises shall continue at all times during the performance of the Work. Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Existing Premises and that no interference to Tenant’s business operations in the Existing Premises shall entitle Tenant to any abatement of Rent.

9. Excess Costs. The entire cost of the Total Construction Costs in excess of the Suite 800 Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Suite 800 Construction Allowance, and (b) pay to Landlord 90% of the amount by which Total Construction Costs exceeds the Suite 800 Construction Allowance. Upon Substantial Completion of the Work and before Tenant occupies the Suite 800 Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Suite 800 Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

10. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $37.50 per rentable square foot in the Suite 800 Premises (the “Suite 800 Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Suite 800 Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. After the final completion of the Work and a reconciliation by Landlord of the Suite 800 Construction Allowance and the Total Construction Costs and provided no default under the Lease then exists and no Event of Default has occurred, Tenant may use a portion (not to exceed $2.50 per rentable square foot in the Suite 800 Premises) of any excess Suite 800 Construction Allowance towards the cost of Tenant’s installation of telephone and data networks and other moving costs (collectively, the “Moving Costs”) with respect to the Suite 800 Premises. Landlord will reimburse Tenant for the Moving Costs (subject to the cap described above) within 30 business days after receiving invoices therefor and supporting documentation reasonably acceptable to Landlord. Should Tenant timely exercise its expansion option with respect to the Suite 900 Premises as provided in Section 12 of this Amendment, Tenant shall be permitted to apply leftover portions of the Suite 800 Construction Allowance towards the cost of the work to be performed to the Suite 900 Premises (in addition to the construction allowance provided with respect to the Suite 900 Premises), in which case the construction allowance with respect to the Suite 900 Premises and any leftover portions of the Suite 800 Construction Allowance must be used (that is, the work in the Suite 900 Premises must be fully complete and both the construction allowance for the Suite 900 Premises and any leftover portions of the Suite 800 Construction Allowance disbursed) within nine months following the Suite 900 Effective Date, or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto. Should Tenant fail to timely exercise its expansion option with respect to the Suite 900 Premises as provided in Section 12 of this Amendment, the Suite 800 Construction Allowance must be used (that is, the Work must be fully complete and the Suite 800 Construction Allowance disbursed) by December 1, 2016, or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

11. Construction Management. Landlord or its affiliate or agent shall supervise and manage the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building’s Systems (the “Construction Management Services”). In consideration for the Construction Management Services, Tenant shall pay to Landlord a construction management fee equal to 3% of the Total Construction Costs (the “Construction Management Fee”).

12. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Mary Harrington
c/o CommonWealth Partners
301 Congress Avenue, Suite 250
Austin, TX 78701
Telephone: 512.320.4141
Facsimile: 512.320.4125

Tenant’s Representative:	Jeanne McNeil
c/o RetailMeNot, Inc.
301 Congress Avenue, Suite 700
Austin, TX 78701
Telephone: 512.777.2903
Facsimile: 512.777.2870

13. Miscellaneous. To the extent not inconsistent with this Exhibit, Section 8 and Section 21 of the Original Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT C

CONFIRMATION OF SUITE 800 EFFECTIVE DATE

            , 201

BY FACSIMILE

RetailMeNot, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 4 (the “Amendment”) dated August 19, 2015, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and RETAILMENOT, INC., a Delaware corporation (“Tenant”), for the lease of approximately 4,518 square feet of additional space (the “Suite 800 Premises”) pursuant to the Lease (as defined in and amended by the Amendment). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment unless otherwise indicated.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Suite 800 Premises. Tenant has accepted possession of the Suite 800 Premises pursuant to the Amendment. Any improvements required by the terms of the Amendment to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Amendment with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Suite 800 Premises are suitable for the Permitted Use (as defined in the Lease).

2. Suite 800 Effective Date. The Suite 800 Effective Date is             , 201  .

3. Expiration Date. The Expiration Date is             , 20    .

4. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

5. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the State in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

COMMONWEALTH PARTNERS MANAGEMENT SERVICES, L.P., on behalf of Landlord

By:
Name:
Title:

Agreed and accepted:

RETAILMENOT, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT A

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT D

PARKING

In connection with the Suite 800 Premises and during the Term of the Suite 800 Premises only, as further described in Section 10 of this Amendment, Tenant shall be provided a total of one parking access card per 600 rentable square feet then existing from time to time in the Suite 800 Premises permitting Tenant to use up to such number of unreserved parking spaces in the Parking Area, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Regardless of whether Tenant elects to use such parking spaces, Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) during the initial Term, as extended by this Amendment, equal to the rate then established by Landlord for unreserved parking access cards in the Parking Area.

Additionally, from and after the Suite 800 Effective Date, Tenant shall be provided two additional parking access cards permitting Tenant to use up to two reserved parking spaces in the Parking Area, subject to such terms, conditions and regulations as are from time to time applicable to patrons of the Parking Area. Regardless of whether Tenant elects to use such parking spaces, Tenant shall pay to Landlord, contemporaneously with the payment of Basic Rent, parking rent (plus all applicable taxes) during the initial Term, as extended by this Amendment, equal to the rate then established by Landlord for reserved parking access cards in the Parking Area.

Additionally, Landlord shall provide Tenant, at 50% of the standard rate established by Landlord from time to time for unreserved parking access cards, with an additional 20 “after hours” parking access cards permitting Tenant to use up to 20 unreserved parking spaces in the Parking Area only between the hours of 5:00 p.m. and 10:00 p.m. on Monday through Friday, and solely for the use by Tenant’s employees who otherwise do not have parking rights in the Building during times in which they are working late in the Building (subject to the time limits described above).

Further, subject to availability, Tenant may, by delivering to Landlord no less than 30 days’ prior written notice, request to use additional unreserved parking spaces (the “Additional Spaces”) in the Parking Area on a month-to-month basis (and to the extent such Additional Spaces are available and provided by Landlord to Tenant, shall pay to Landlord the monthly parking rent [plus all applicable taxes] for such Additional Spaces at the rate listed above during the initial Term, as extended by this Amendment). For the avoidance of doubt, due to the month-to-month nature of the Additional Spaces, Tenant may return any of such Additional Spaces, and Landlord may recapture any of such Additional Spaces, in each case by providing the other party with at least 30 days’ prior written notice of such party’s election to return or recapture the same (as applicable).

Tenant shall at all times comply with all Laws respecting the use of the Parking Area. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Area from time to time including designation of assigned parking spaces, requiring use of any key-card, sticker, or other identification or entrance systems and charging a fee for replacement of any such key-card sticker or other item used in connection with any such system and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Area, and any violation of the rules and regulations shall subject the car to removal from the Parking Area.

Tenant may validate visitor parking by such method or methods as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Unless specified to the contrary above, the parking spaces provided hereunder shall be provided on an unreserved, “first-come, first served” basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Area to be operated by an independent contractor, not affiliated with Landlord.

All motor vehicles (including all contents thereof) shall be parked in the Parking Area at the sole risk of Tenant and each other Tenant Party, it being expressly agreed and understood Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and Landlord is not responsible for the protection and security of such vehicles. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE OR LOSS WHICH MIGHT OCCUR ON THE PARKING AREA OR AS A RESULT OF OR IN

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CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE PARKING SPACES. If, for any reason, Landlord is unable to provide all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant’s obligation to pay for such parking spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord’s failure or inability to provide Tenant with such parking spaces unless such failure or inability to provide such parking spaces is within Landlord’s reasonable control. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

D-2

EXHIBIT E

RIGHT OF FIRST OFFER

Subject only to currently-existing renewal or expansion options or other preferential rights of other tenants, Landlord shall, prior to offering any of the space in the Building on the tenth or eleventh floors thereof (the “Offer Space”) to any party (other than the then-current tenant or occupant therein, subject to clarification with respect to MHBT [defined below] as provided at the end of this paragraph), first offer to lease to Tenant the Offer Space in an “AS-IS” condition; such offer shall (a) be in writing, (b) specify the part of the Offer Space being offered to Tenant hereunder (the “Designated Offer Space”), and (c) specify the lease terms for the Designated Offer Space, including the rent to be paid for the Designated Offer Space and the date on which the Designated Offer Space shall be included in the Premises (it being understood that so long as this right of first offer is effective, the lease term with respect to the Designated Offer Space shall be coterminous with the Existing Premises, as extended by this Amendment) (the “Offer Notice”). The Offer Notice shall be substantially similar to the Offer Notice attached to this Exhibit. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Designated Offer Space on the terms set forth in the Offer Notice, within ten business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Designated Offer Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date the Designated Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Lease; however, Tenant shall accept the Designated Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received a bona fide written offer from a third party (a “Third Party Offer”) to lease all or part of the Designated Offer Space, and Landlord is willing to accept the terms of such Third Party Offer, and such Third Party Offer includes space in excess of the Designated Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer. As used herein, “MHBT” means MHBT Inc., and its successors and assigns with respect to the MHBT Lease (defined below), and the “MHBT Lease” means the lease agreement between Landlord and MHBT for a portion of the Offer Space. For the avoidance of doubt, with respect to Tenant’s right of first offer’s being subject to MHBT’s rights, such subordination shall apply only to MHBT’s ability to renew the MHBT Lease pursuant to the express terms of the renewal option included in the MHBT Lease.

If Tenant fails or is unable to timely exercise its right hereunder with respect to the Designated Offer Space, then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or a portion of the Designated Offer Space to third parties on such terms as Landlord may elect. Landlord shall not be obligated to re-offer the Designated Offer Space to Tenant unless Tenant actually rejects (as opposed to Tenant being deemed to have rejected) Landlord’s Offer Notice and (1) thereafter Landlord fails to enter into a Lease Agreement with respect to the Designated Offer Space within 180 days after the date of the Offer Notice or (2) Landlord is willing to lease the Designated Offer Space to a third party on substantially more favorable terms than the terms contained in the Offer Notice rejected by Tenant (taking into account all of the terms of the Offer Notice and the terms of the other lease offered), which for purposes hereof shall be defined as a reduction in the overall net effective rent, taking into account all of the terms of the Offer Notice and the terms of the other lease offered, of 7.5% or more of that set forth in the original Offer Notice. For purposes hereof, if an Offer Notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Exhibit, provided that such expansion, right of first refusal or other preferential right to lease some of the remaining portion of the Offer Space is actually included in a lease entered into by Landlord with respect to the portion of the Offer Space applicable to the Offer Notice rejected (or deemed rejected) by Tenant. Unless otherwise agreed in writing by Landlord and Tenant’s real estate broker, in no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under the indemnifying party.

Tenant’s rights under this Exhibit shall terminate at Landlord’s option, if (i) an Event of Default exists as of the date of Tenant’s exercise of its rights under this Exhibit or as of the effective date of the addition of the Designated Offer Space to the Premises, (ii) the Lease or Tenant’s right to possession of any of the Premises is terminated, (iii) Tenant assigns its interest in the Lease or sublets any portion of the Premises, (iv) Tenant ceases to lease from Landlord and to occupy at least three full floors in the Building, (v) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness is such that Tenant would be unable to satisfy the lease terms with respect to the Designated Offer Space, (vi) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (vii) less than six full calendar years remain in the current Term of the Lease, as extended by this Amendment.

FORM OF OFFER NOTICE

[Insert Date of Notice]

BY FACSIMILE AND [FEDEX]

RetailMeNot, Inc.

301 Congress Avenue, Suite 700

Austin, TX 78701

Re:	Amendment No. 4 (the “Amendment”) dated August 19, 2015, between NOP 301 CONGRESS LP, a Texas limited partnership (“Landlord”), and RETAILMENOT, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Amendment.

Ladies and Gentlemen:

Pursuant to the Right of First Offer attached to the Amendment, this is an Offer Notice on Suite                     . The basic terms and conditions are as follows:

LOCATION:

SIZE:	rentable square feet

BASIC RENT RATE:	$ per month

TERM:	Coterminous with the Existing Premises, as extended by the Amendment.

IMPROVEMENTS:

COMMENCEMENT:

PARKING TERMS:

OTHER MATERIAL TERMS:

Under the terms of the Right of First Offer, you must exercise your rights, if at all, as to the Designated Offer Space on the depiction attached to this Offer Notice within ten business days after Landlord delivers such Offer Notice. Accordingly, you have until 5:00 p.m. local time on         , 201  , to exercise your rights under the Right of First Offer and accept the terms as contained herein, failing which your rights under the Right of First Offer shall terminate with respect to the Designated Offer Space and Landlord shall be free to lease the Designated Offer Space to any third party, subject to the terms and conditions of Exhibit E of the Amendment. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.

Upon receipt of your acceptance herein, Landlord and Tenant shall execute an amendment to the Lease memorializing the terms of this Offer Notice including the inclusion of the Designated Offer Space in the Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Designated Offer Space in the Premises in accordance with this Offer Notice.

THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST OFFER, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE DESIGNATED OFFER SPACE EXCEPT AS EXPRESSLY PROVIDED IN EXHIBIT E OF THE AMENDMENT. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.

Should you have any questions, do not hesitate to call.

Sincerely,

NOP 301 CONGRESS LP, a Texas limited partnership

By:	NOP 301 Congress GP LLC, a Delaware limited liability company, its general partner

	By:	National Office Partners LLC, a California limited liability company, its sole member

		By:	CWP Capital Management LLC, a Delaware limited liability company, its manager

By:
Name:
Title:

[please check appropriate box]

ACCEPTED	☐
REJECTED	☐

RETAILMENOT, INC., a Delaware corporation

By:
Name:
Title:
Date:

Enclosure [attach depiction of Designated Offer Space]

EXHIBIT F

DEPICTION OF STORAGE PREMISES

STORAGE
PREMISES
STAIR C
GARAGE PLAN 3N

Creel
Morrell
Inc

301 Congress Parking Garage

Client: TRAMMELL CROW COMPANY
Project No: 508-005
Drawn by: MGJ
Date: FEBRUARY 5, 1990

Comments:

Approved

Edit

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EXHIBIT G

DEPICTION OF SUITE 900 PREMISES

[Follows This Page]

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